Exhibit 10-30

              AMENDED AND RESTATED TRADEMARK SECURITY AGREEMENT


             WHEREAS, ACC CORP., a corporation organized under the laws of Delaware ("Company"), owns the Trademarks and the Trademark registrations and Trademark applications listed on Schedule 1 annexed hereto, and is a party to the Trademark Licenses listed on Schedule 1 annexed hereto; and

             WHEREAS, pursuant to an Amended and Restated Credit Agreement (as further amended, restated or otherwise modified, the "Amended and Restated Credit Agreement") of even date herewith among the Company and certain of its Subsidiaries as Borrowers (collectively, the "Borrowers"), the financial institutions which are, or may from time to time become, party thereto (collectively, the "Lenders") and First Union National Bank of North Carolina, as Administrative Agent for the Lenders (the "Administrative Agent"), the Lenders have agreed to amend and restate a Credit Agreement dated as of July 21, 1995 and to provide certain Extensions of Credit according to the terms and conditions more particularly described in the Amended and Restated Credit Agreement; and

             WHEREAS, pursuant to the terms of the Amended and Restated Security Agreement of even date (as further amended, restated or otherwise modified, the "Security Agreement;" all capitalized terms defined in the Amended and Restated Credit Agreement or the Security Agreement and not otherwise defined herein have the respective meanings provided for in the Amended and Restated Credit Agreement or the Security Agreement), between the Borrowers (as grantors thereunder the "Grantors") and the Administrative Agent, the Grantors have granted to the Administrative Agent for the benefit of itself and the Lenders a security interest in certain assets of each of the Grantors, including all right, title and interest of the Company in, to and under all now owned and hereafter acquired Trademarks, Trademark registrations, Trademark applications and Trademark Licenses, together with the goodwill of the business symbolized by the Company's Trademarks, and all products and proceeds thereof, to secure the payment of all amounts owing by the Borrowers under the Amended and Restated Credit Agreement and the other Secured Obligations;

             NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company does hereby grant to the Administrative Agent for the benefit of itself and the Lenders a continuing security interest in all of Company's right, title and interest in, to and under the following (all of the following items or types of property being herein collectively referred to as the "Trademark Collateral"), whether now existing or hereafter created or acquired in order to secure the Secured Obligations referred to herein:

                  (1) each Trademark, Trademark registration and Trademark application, together with any reissues, continuations or extensions thereof including, without limitation, the Trademarks, Trademark registrations (together with any reissues, continuations or extensions thereof) and Trademark applications referred to in
             Schedule 1 annexed hereto, and all of the goodwill of the business connected with the use of, and symbolized by, each Trademark, Trademark registration and Trademark application;

                  (2) each Trademark License and all of the goodwill of the business connected with the use of, and symbolized by, each Trademark License; and

                  (3) all products and proceeds of the foregoing, including, without limitation, any claim by the Company against third parties for past, present or future
             (a) infringement or dilution of any Trademark or Trademark registration including, without limitation, the Trademarks and Trademark registrations referred to in Schedule 1 annexed hereto, the Trademark registrations issued with respect to the Trademark applications referred to in
             Schedule 1 and the trademarks licensed under any Trademark License, or (b) injury to the goodwill associated with any Trademark, Trademark registration or trademark licensed under any Trademark License.

             This security interest is granted in conjunction with the security interests granted to the Administrative Agent pursuant to the Security Agreement. The Company hereby acknowledges and affirms that the rights and remedies of the Administrative Agent with respect to the security interest in the Trademark Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

             IN WITNESS WHEREOF, the Company has caused this Trademark Security Agreement to be duly executed by its duly authorized officer thereunto as of the 14th day of January, 1997.

[CORPORATE SEAL]                         ACC CORP.



ATTEST:

By:  /s/ Daniel J. Venuti                By:  /s/  John J. Zimmer
Name:     Daniel J. Venuti               Name:     John J. Zimmer
Title:    Assistant Secretary            Title:   Vice President - Finance

Agreed and Accepted as of the
14th day of January, 1997


FIRST UNION NATIONAL BANK OF NORTH CAROLINA, as Administrative Agent

By:  /s/  Jim Redman
Name:     Jim Redman
Title:    Senior Vice President

                                  SCHEDULE I
                                      to
                         Trademark Security Agreement



                           Trademark Registrations


                            Registration
             Mark            Number       Date               Goods

Flying ACC                  1,371,741   11/19/85     Telecommunications
                                                     Services
Circular Design             1,607,689    7/24/89     Telecommunications
                                                     Services
ACC with Circular Design    1,950,804    1/23/96     Telecommunications
                                                     Services
Call America                1,407,073    8/26/86     Telecommunications
                                                     Services


                            Trademark Applications


             Mark           Serial No.                   Goods

Telecommunications, Just    75/124052           Telecommunications Services
Your Size

ACC, The Answer             Not Assigned Yet    Telecommunications Services


                              Trademark Licenses

                                     None